MEDIQ INCORPORATED
                     STOCK OPTION CERTIFICATE 93-1
                         (Not Transferable)

THIS CERTIFIES THAT BERNARD J. KORMAN ("Optionee") has been granted a

                             STOCK OPTION

to purchase the shares of the common stock of MEDIQ Incorporated ("MEDIQ"), a Delaware corporation, at an exercise price as set forth on Exhibit A, attached hereto, subject to adjustment as provided in the MEDIQ Incorporated 1981 and/or 1987 Stock Option Plans (the "Plans"). This Option is granted under and pursuant to the Plans and is subject to the conditions and limitations set forth in the Plans, as amended from time to time. All of the terms and provisions of the Plans, as amended from time to time are incorporated herein by reference and nothing herein contained shall be deemed to vary or be given effect as modifying the terms of the Plans.

      THIS OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER APRIL 5, 1999 AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE PLANS. This Option is not transferable except by will or the laws of descent and distribution.

      IN WITNESS WHEREOF, MEDIQ has caused this Stock Option Certificate to be issued as of August 25, 1993.


Corporate Seal:                               MEDIQ INCORPORATED

                                             By: /s/ Michael J. Rotko
                                                 ------------------------
                                                 Michael J. Rotko
                                                 Chairman

                                         Attest: /s/ Steven J. Feder
                                                 ------------------------
                                                 Steven J. Feder
                                                 Assistant Secretary

                                  EXHIBIT A


                                       Per Share
   # of                 Qualified/     Exercise    Expiration
  Shares     Type      Non-Qualified     Price        Date
--------     ----      -------------     -----        ----

 30,769     Common          Q           $2.839      Apr. 5, 1999
469,231     Common          N            2.839      Apr. 5, 1999